Exhibit 99.1

P R O X Y C A R D
LGL SYSTEMS ACQUISITION CORP.
165 W. Liberty Street, Suite 220 Reno, NV 89501 Tel. (705) 393-9113
SPECIAL MEETING
YOUR VOTE IS IMPORTANT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD ON     , 2021
The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the special meeting to be held at     a.m. EDT on    , 2021 in virtual format, and hereby appoints Robert V. “Rob” LaPenta Jr. and Patrick B. Huvane, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock, of LGL Systems Acquisition Corp. (“LGL”) registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.
This proxy will be voted as directed. If no directions are given, this proxy will be voted “FOR” Proposal 1 (the “Business Combination proposal”) below, “FOR” each of Proposals 2a. through 2f. (the “LGL charter proposals”) below, “FOR” Proposal 3 (the “NYSE proposal”) below, “FOR” the election of all of the directors in Proposal 4 (the “director election proposal”) below, “FOR” Proposal 5 (the “incentive plan proposal”) below, “FOR” Proposal 6 (the “ESPP proposal”), and “FOR” Proposal 7 (the “adjournment proposal”) below.
The LGL board of directors recommends a vote “FOR” the Business Combination Proposal, “FOR” each of the LGL charter proposals, “FOR” the NYSE proposal, “FOR” the election of all of the directors listed in the director election proposal, “FOR” the incentive plan proposal, “FOR” the ESPP proposal, and “FOR” the adjournment proposal.
Consummation of the business combination described in the Business Combination proposal (the “Business Combination”) is conditioned on approval of the Business Combination proposal, the LGL charter proposals, the NYSE proposal and the director election proposal (and each such proposal is cross-conditioned on the approval of each such other proposal) (collectively, the “Required Proposals”). The incentive plan proposal and ESPP proposal are conditioned upon the approval of the Required Proposals. If any of the Required Proposals is not approved, the other proposals will not be presented to LGL stockholders for a vote.
PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side)
Important Notice Regarding Internet Availability of Proxy Materials
Special Meeting of Stockholders to be held at    on    , 2021 in a virtual format
The notice of special meeting and accompanying proxy statement/prospectus are available at:
https://www.cstproxy.com/lglsystems/2021

Please mark vote as indicated in this example X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

1. To approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of March 15, 2021, by and among LGL Systems Acquisition Corp., LGL Systems Merger Sub Inc., and IronNet Cybersecurity, Inc., and the transactions contemplated thereby. ☐ FOR ☐ AGAINST ☐ ABSTAIN

2. To approve the following amendments to LGL's current amended and restated certificate of incorporation:

   2a. to change the name of the public entity to "IronNet, Inc."; ☐ FOR ☐ AGAINST ☐ ABSTAIN

   2b. to increase LGL's capitalization so that it will have 500,000,000 authorized shares of a single class of common stock and 100,000,000 authorized shares of preferred stock; ☐ FOR ☐ AGAINST ☐ ABSTAIN

   2c. to require that stockholders only act at annual and special meeting of the corporation and not by written consent; ☐ FOR ☐ AGAINST ☐ ABSTAIN

   2d. to eliminate the current limitations in place on the corporate opportunity doctrine; ☐ FOR ☐ AGAINST ☐ ABSTAIN

   2e. to increase the required vote thresholds to 66 2/3% for stockholders to approve amendments to the bylaws and amendments to certain provisions of the certificate of incorporation; ☐ FOR ☐ AGAINST ☐ ABSTAIN

   2f. to approve all other changes, including to delete the various provisions applicable only to special purpose acquisition corporations (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time) that will no longer be relevant following the consummation of the Business Combination. ☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, the issuance of shares of LGL common stock pursuant to the Business Combination and a private placement. ☐ FOR ☐ AGAINST ☐ ABSTAIN

4. To elect the following directors who, upon the consummation of the Business Combination, will be the directors of LGL: ☐ FOR ALL ☐ AGAINST ALL ☐ FOR ALL EXCEPT

   (01) Gen. Keith B. Alexander (Ret.)

   (02) William E. Welch

   (03) Donald R. Dixon

   (04) Mary E. Gallagher

   (05) Gen. John M. Keane (Ret.)

   (06) Robert V. "Rob" LaPenta Jr.

   (07) Vadm. John M. McConnell (Ret.)

   (08) André Pienaar

   (09) Hon. Michael J. Rogers

   (10) Theodore E. Schlein

   (11) Vadm. Jan E. Tighe (Ret.)

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) below.

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5. To approve the IronNet, Inc. 2021 Equity Incentive Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

6. To approve the IronNet, Inc. 2021 Employee Stock Purchase Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

7. To adjourn the special meeting to a later date or dates if it is determined that more time is necessary or appropriate for LGL to consummate the Business Combination. ☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Date:______________________________

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(Signature)

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(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.